UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2018

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	08-2130269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 402-0600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

Hurricane Grill & Wings

On July 3, 2018, FAT Brands Inc. (the “Company”) completed the acquisition of Hurricane AMT, LLC, a Florida limited liability company (“Hurricane”), for a purchase price of $12,500,000. Hurricane is the franchisor of Hurricane Grill & Wings and Hurricane BTW Restaurants. In connection with the closing of the acquisition, on July 3 the Company entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended Purchase Agreement”), under which the Company agreed to purchase all of the membership interests of Hurricane. The Amended Purchase Agreement amended and restated the Membership Interest Purchase Agreement, dated November 14, 2017 (the “Purchase Agreement”), by and between the Company and the members of Hurricane (the “Sellers”), previously reported in the Company’s Form 8-K filed on November 17, 2017.

The Amended Purchase Agreement contains generally the same terms as the Purchase Agreement, except that the purchase price of $12,500,000 was delivered through the payment of $8,000,000 in cash and the issuance to the Sellers of $4,500,000 of equity units of the Company valued at $10,000 per unit, or a total of 450 units. Each unit consists of (i) 100 shares of the Company’s newly designated Series A-1 Fixed Rate Cumulative Preferred Stock (the “Series A-1 Preferred Stock”) and (ii) a warrant to purchase 125 shares of the Company’s Common Stock at $8.00 per share (the “Hurricane Warrants”). The Company also entered into a Registration Rights Agreement with the Sellers under which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (“SEC”) to register for resale the Series A-1 Preferred Stock and shares of Common Stock issuable upon exercise of the Hurricane Warrants and upon conversion of the Series A-1 Preferred Stock.

The Amended Purchase Agreement contains customary representations and warranties of the Sellers and provides that the Sellers will, subject to certain limitations, indemnify the Company against claims and losses incurred or suffered by the Company as a result of, among other things, any inaccuracy of any representation or warranty of the Sellers contained in the Amended Purchase Agreement.

The foregoing descriptions of the Amended Purchase Agreement, Hurricane Warrants and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the copies thereof which are filed as Exhibits 2.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by this reference.

Debt Facility

Also on July 3, 2018, the Company as borrower, and certain of the Company’s direct and indirect subsidiaries and affiliates as guarantors, entered into a new Loan and Security Agreement (the “Loan Agreement”) with FB Lending, LLC (the “Lender”). Pursuant to the Loan Agreement, the Company borrowed $16.0 million in a term loan from the Lender. The Company used a portion of the loan proceeds to fund (i) the cash payment of $8.0 million to the members of Hurricane and closing costs in connection with the acquisition of Hurricane, and (ii) to repay borrowings of $2.0 million plus interest and fees owing under the Company’s existing loan facility with TCA Global Credit Master Fund, LP. The Company intends to use the remaining proceeds for additional acquisitions and general working capital purposes.

The new term loan under the Loan Agreement matures on June 30, 2020. Interest on the term loan accrues at an annual fixed rate of 15.0%. The Company may prepay all or a portion of the outstanding principal and accrued unpaid interest under the Loan Agreement at any time upon prior notice to the Lender, subject to a prepayment penalty of 10% in the first year and 5% in the second year of the term loan. The Company is required to prepay all or a portion of the outstanding principal and accrued unpaid interest under the Loan Agreement in connection with certain dispositions of assets, extraordinary receipts, issuances of additional debt or equity, or a change of control of the Company. In connection with the Loan Agreement, the Company also issued to the Lender a warrant to purchase up to 499,000 shares of the Company’s Common Stock at $7.35 per share (the “Lender Warrant”).

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As security for its obligations under the Loan Agreement, the Company granted a lien on substantially all of its assets to the Lender. In addition, certain of the Company’s direct and indirect subsidiaries and affiliates entered into a Guaranty (the “Guaranty”) in favor of the Lender, pursuant to which they guaranteed the obligations of the Company under the Loan Agreement and granted as security for their guaranty obligations a lien on substantially all of their assets.

The Loan Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, incur other indebtedness, grant liens, merge or consolidate, dispose of assets, pay dividends or make distributions, in each case subject to customary exceptions. The Loan Agreement also includes customary events of default that include, among other things, non-payment, inaccuracy of representations and warranties, covenant breaches, events that result in a material adverse effect (as defined in the Loan Agreement), cross default to other material indebtedness, bankruptcy, insolvency and material judgments. The occurrence and continuance of an event of default could result in the acceleration of the Company’s obligations under the Loan Agreement and an increase in the interest rate by 5.0% per annum.

The foregoing descriptions of the Loan Agreement, Guaranty and Lender Warrant do not purport to be complete and are qualified in their entirety by reference to the copies thereof which are filed as Exhibits 10.2, 10.3 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above concerning the acquisition of Hurricane is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above concerning the Loan Agreement and Guaranty is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above concerning the issuance of the Series A-1 Preferred Stock, Hurricane Warrants and Lender Warrant is incorporated herein by reference.

The issuances of Series A-1 Preferred Stock, Hurricane Warrants and Lender Warrant were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 3, 2018, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Rights and Preferences of Series A-1 Fixed Rate Cumulative Preferred Stock (the “Certificate of Designation”), designating a total of 200,000 shares of Series A-1 Preferred Stock. The Certificate of Designation contains the following terms pertaining to the Series A-1 Preferred Stock:

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Dividends. Holders of Series A-1 Preferred Stock will be entitled to receive cumulative dividends on the $100.00 per share stated liquidation preference of the Series A-1 Preferred Stock, in the amount of cash dividends at a rate of 6.0% per year.

Voting Rights. As long as any shares of Series A-1 Preferred Stock are outstanding and remain unredeemed, the Company may not, without the majority vote of the Series A-1 Preferred Stock, (a)  materially and adversely alter or change the rights, preferences or voting power given to the Series A-1 Preferred Stock, (b) enter into any merger, consolidation or share exchange that materially and adversely affects the rights, preferences or voting power of the Series A-1 Preferred Stock, or (c) waive or amend the dividend restrictions in Sections 3(d) or 3(e) of the Certificate of Designation. The Series A-1 Preferred Stock will not have any other voting rights, except as may be provided under applicable law.

Liquidation and Redemption. Upon (i) the five-year anniversary of the initial issuance date (July 3, 2023), or (ii) the earlier liquidation, dissolution or winding-up of the Company (the “Mandatory Redemption Date”), the holders of Series A-1 Preferred Stock will be entitled to cash redemption of their shares in an amount equal to $100.00 per share plus any accrued and unpaid dividends. In addition, prior to the Mandatory Redemption Date, the Company may optionally redeem the Series A-1 Preferred Stock, in whole or in part, at par plus any accrued and unpaid dividends.

Holders of Series A-1 Preferred Stock may also optionally cause the Company to redeem all or any portion of their shares of Series A-1 Preferred Stock beginning any time after the two-year anniversary of the initial issuance date for an amount equal to $100.00 per share plus any accrued and unpaid dividends, which amount may be settled in cash or Common Stock of the Company, at the option of the holder. If a holder elects to receive Common Stock, shares will be issued as payment for redemption at the rate of $12.00 per share of Common Stock.

The foregoing description of the terms of the Series A-1 Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure

The Company issued two press releases on July 5, 2018 announcing the completion of the Hurricane acquisition and entry into the Loan Agreement, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in the attached press releases are “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Hurricane required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

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(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit	Description

2.1	Amended and Restated Membership Interest Purchase Agreement, dated as of July 2, 2018, by and among the Company, as Buyer, and Gama Group LLC, Salient Point Trust, Satovsky Enterprises, LLC, Mapes Holdings LLC and Martin O’Dowd, as Sellers

3.1	Certificate of Designation of Rights and Preferences of Series A-1 Fixed Rate Cumulative Preferred Stock

4.1	Form of Hurricane Warrants, dated July 3, 2018

4.2	Form of Lender Warrant, dated July 3, 2018

10.1	Form of Registration Rights Agreement, dated July 3, 2018, by and between the Company and the Sellers under the Amended and Restated Membership Interest Purchase Agreement

10.2	Loan and Security Agreement, dated July 3, 2018, by and among the Company, Fatburger North America, Inc., Ponderosa Franchising Company LLC, Bonanza Restaurant Company LLC, Ponderosa International Development, Inc., Puerto Rico Ponderosa, Inc., Buffalo’s Franchise Concepts, Inc., Buffalo’s Franchise Concepts Inc., Fatburger Corporation and Homestyle Dining, LLC, and FB Lending, LLC

10.3	Guaranty, dated July 3, 2018, by and among Fatburger North America, Inc., Ponderosa Franchising Company LLC, Bonanza Restaurant Company LLC, Ponderosa International Development, Inc., Puerto Rico Ponderosa, Inc., Buffalo’s Franchise Concepts, Inc., Buffalo’s Franchise Concepts Inc., Fatburger Corporation and Homestyle Dining, LLC, in favor of FB Lending, LLC

99.1	Press Release, dated July 5, 2018, relating to the Company’s completion of the Hurricane acquisition

99.2	Press Release, dated July 5, 2018, relating to the Company’s entry into the Loan Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 10, 2018

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer

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